Exhibit 10.2
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Noel B. Watson (“Employee”) and TrueCar, Inc. (“Company”) (collectively, “Parties” or individually, a “Party”).

RECITALS

WHEREAS, Employee is employed at-will by the Company;

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on May 24, 2019 (the “Confidentiality Agreement”);

WHEREAS, Employee signed an Employment Agreement with the Company entered into as of May 24, 2019 (the “Employment Agreement”);

WHEREAS, the Company and Employee have entered into Stock Option Agreements granted as of the dates indicated in Exhibit A hereto, pursuant to which Employee was granted the option to purchase shares of the Company’s common stock (each such grant, an “Option” and together, the “Options”) and have entered into Restricted Stock Unit Award Agreements granted as of the dates indicated in Exhibit A hereto, granting Employee the right to receive an award of restricted stock units (each such award, an “RSU Award” and together, the “RSU Awards”), each subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “Plan”), and the terms and conditions of the Stock Option Agreement or the Restricted Stock Unit Award Agreement, as applicable, related to the award (collectively with the Plan, “Stock Agreements”);

WHEREAS, Employee’s employment with the Company is expected to terminate effective November 16, 2020 (the “Planned Termination Date” and Employee’s actual date of employment termination the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.    Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, including Employee’s service through the Planned Termination Date, and provided that Employee executes and does not revoke the Agreement under Section 6 below, the Company agrees as follows:

a.    Waiver of Repayment Obligation. Pursuant to Section 3(c) of the Employment Agreement, Employee was eligible to receive a signing bonus totaling $400,000 (the “Signing Bonus”), to be paid in two equal installments. The first installment of $200,000 was paid on the first payroll period following Employee’s start date with the Company and was subject to a repayment obligation such that in the event Employee resigned his employment with the Company prior to December 31, 2020, and subject to the terms of the Employment Agreement, Employee would be required to repay to the Company a prorated portion of the first installment of the Signing Bonus, based upon the number of months remaining in the period measured from Employee’s start date with the Company through December 31, 2020 (the “Repayment Obligation”). The Parties agree to waive the Repayment Obligation such that, subject to the terms of this Agreement, Employee will not be required to repay to the Company a prorated portion of the first installment of the Signing Bonus. For purposes of clarification, Employee will not receive any portion of the second installment of the Signing Bonus.

Exhibit 10.2
b.    Acknowledgement. Employee acknowledges that if he does not sign, or signs and revokes, this Agreement, he will not be entitled to the consideration listed in this Section 1. Employee acknowledges that, except for the consideration offered under, and under the terms and conditions of, this Agreement, the Company does not and will not have any severance obligations to Employee, including without limitation, that Employee is not and will not become entitled to any severance payments or benefits under the Employment Agreement, under any Stock Agreement or otherwise.

2.    Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options, or that Employee has vested in pursuant to the RSU Awards, Employee will be considered to have vested only up to the Termination Date, and no more. Employee acknowledges that as of the Termination Date, Employee will have vested in the number of shares subject to the Options and the RSU Awards as listed on Exhibit A hereto and no more. Employee acknowledges that, as noted in Exhibit A, if Employee does not continue to provide service through the Planned Termination Date, the number of shares subject to the Options that will have vested as of the actual Termination Date and the number of shares subject to the RSU Awards that will have vested as of the actual Termination Date may differ from the numbers shown on Exhibit A. Employee acknowledges that he will not vest in any performance-based RSUs. Except as provided herein, the exercise of Employee’s vested Options, the shares purchased thereunder, and Employee’s RSU Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements.

3.    Benefits. Employee’s health insurance benefits will cease on the last day of the month in which the Termination Date occurs, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, restricted stock units and other equity awards, the accrual of bonuses, vacation, and paid time off, will cease as of the Termination Date.

4.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, and the payment of any accrued vacation/paid time off, which shall be timely paid, and the payment of wages owed through the Termination Date, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, restricted stock units and other equity awards, vesting, and any and all other benefits and compensation due to Employee.

5.    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship, including claims under the Employment Agreement or other agreement with the Company;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express

Exhibit 10.2
and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Reform and Control Act; the National Labor Relations Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; the Unruh Civil Rights Act; the California Equal Pay Law; the California Unfair Business Practices Act; and the California Worker Adjustment and Retraining Notification Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released.

Notwithstanding any other provision of this Agreement, this release does not extend to (i) any obligations incurred under this Agreement; (ii) Employee’s right to receive accrued but unpaid base salary wages owed through the Termination Date; (iii) health, disability or life insurance benefits payable in accordance with the Company’s employee benefit plans; (iv) the right to exercise Options vested as of the actual Termination Date through the period specified by the applicable Stock Agreements and to receive settlement of RSUs vesting through the actual Termination Date, in each case, in accordance with Section 2; (v) any right to indemnification under the Company’s organizational documents and/or any indemnification agreement between Employee and the Company; or (vi) claims that cannot be released as a matter of law, including, but not limited to, claims pertaining to unemployment benefits, workers’ compensation benefits, or any Protected Activity (as defined below). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that he has

Exhibit 10.2
freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period.

7.    California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect, except as provided in Section 5.

8.    No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.    Confidentiality. Subject to Section 27 governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax or financial advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns or provide financial counseling, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

10.    Trade Secrets and Confidential Information/Company Property. Subject to Section 27 governing Protected Activity, Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. No later than the Termination Date, Employee will return all documents and other items provided to Employee by the Company (including Company-issued or provided computers, equipment, and technology), developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

11.    Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Notwithstanding the forgoing, Employee may respond accurately and fully to any request for information if required by any legal process or in connection with any Protected Activity. Employee shall direct any inquiries by potential future employers to the Company’s Human Resources department.

12.    No Cooperation. Subject to Section 27 governing Protected Activity, Employee agrees that he will not knowingly encourage, advise, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or

Exhibit 10.2
complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

13.    Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

14.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

15.    No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.    Taxes; Section 409A; Limitations on Payments.

a.    Taxes; Section 409A. Employee agrees and understands that he is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon, and all amounts payable hereunder are subject to applicable tax withholdings. It is intended that none of the payments or benefits under this Agreement will constitute deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any final regulations and guidance under that statute, and any applicable state law equivalent, as each may be amended or promulgated from time to time (together, “Section 409A”), but rather such payments and benefits will be exempt from, or if not exempt from will comply with, Section 409A so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted in such manner. Each payment, installment and benefit payable under this Agreement or otherwise is intended to constitute a separate payment under Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the date that is six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. In no event will the Company have any obligation to reimburse or indemnify Employee or any other person for any taxes or costs that may be imposed on Employee or any other person as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.

Exhibit 10.2
b.    Limitation on Payments. In the event that any change-in-control related or other payment or benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 17.b, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:

i.    delivered in full, or

ii.    delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance or change in control-related or other payments or benefits, notwithstanding that all or some portion of such payments or benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of equity awards, which will occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (iii) reduction of other benefits paid or provided to the Employee, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Employee on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata. In no event will Employee have any discretion with respect to the ordering of payment reductions.

Unless the Company and Employee otherwise agree in writing, any determination required under this Section 17.b will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 17.b, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 17.b.

18.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.    No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

20.    No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

Exhibit 10.2

22.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or affect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including, but not limited to, the Employment Agreement, with the exception of the Confidentiality Agreement (other than as specified in Section 27) and the Stock Agreements.

24.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized officer of the Company.

25.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice/conflict of law provisions. Employee consents to personal and exclusive jurisdiction and venue in the applicable state or federal courts in Los Angeles County, California.

26,    Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days from the date this Agreement is presented. Employee has seven (7) days after he signs this Agreement to revoke it. To be effective, any such revocation must be made in writing and delivered to John Foster on or before 5:00 p.m. PT on the seventh (7th) day. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (“Effective Date”).

27.    Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

28.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Exhibit 10.2
29.    Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    he has read this Agreement;

(b)    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)    he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

[Signature Pages Follow]

Exhibit 10.2
IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AGREED AND ACCEPTED:

NOEL B. WATSON, an individual

Dated: November 4, 2020            /s/ Noel B. Watson
                    Noel B. Watson

                    TRUECAR, INC.

Dated: November 4, 2020            By /s/ Michael D. Darrow
                    Michael D. Darrow
                    President and Chief Executive Officer

Exhibit 10.2
EXHIBIT A

EMPLOYEE’S OPTIONS AND RSUs AS OF THE TERMINATION DATE*

EMPLOYEE’S OPTIONS

Date of Grant	Plan Under Which Option Was Granted	Number of Shares Granted under Option	Number of Shares Vested and Outstanding as of Termination Date
June 17, 2019	2014 Equity Incentive Plan	148,991	43,455
March 16, 2020	2014 Equity Incentive Plan	318,182	59,660
	Total:		103,115

EMPLOYEE’S RSUs

Date of Grant	Plan Under Which RSU Was Granted	Number of Shares Granted	Number of Shares Vested as of Termination Date
June 17, 2019	2014 Equity Incentive Plan	369,991	92,497
March 16, 2020	2014 Equity Incentive Plan	175,000	32,812
March 16, 2020	2014 Equity Incentive Plan	187,500	70,312
	Total:		195,621

* This assumes continued service through November 16, 2020, and no Option exercises through the Termination Date. If the Termination Date is different than November 16, 2020, the number of shares subject to the Options and RSU Awards that will have vested as of the Termination Date may differ from the numbers shown in this table. Further, if Employee exercises any vested Options prior to the Termination Date, the number of shares outstanding as of the Termination Date will differ from the numbers shown in this table.